EXHIBIT 2.2


                            Wireless Synergies, Inc.
                                  2001 Potomac
                              Houston, Texas 77057

                                    March 21, 2002


2KSounds, Inc.
21700 Oxnard Street #1030
Woodland Hills, CA 91367

Re:   Amendment to Amended and Restated Merger Agreement

Gentlemen:

      The parties to that certain Amended and Restated Agreement and Plan of Merger among Wireless Synergies, Inc. ("Wireless"), 2K Sounds Merger Co., Inc., 2KSounds, Inc. ("2KSounds") and certain stockholders of 2KSounds, dated March 13, 2002 (the "Merger Agreement"), agree and acknowledge that the 10-for-1 forward stock split of Wireless common stock currently provided for in Section 7.02(a)(iii) of the Merger Agreement was inadvertently not corrected when the Merger Agreement was amended on March 13, 2002, and that the 20-for-1 forward stock split set forth in that certain press release issued by Wireless on March 15, 2002 sets forth the true intentions of the parties to the Merger Agreement. Accordingly, the parties to the Merger Agreement hereby amend Section 7.02(a)(iii) thereof to read in its entirety:

      "(iii) approving, adopting and ratifying a 20-for-1 forward split of the issued and outstanding Wireless Common Stock, after giving effect to the issuance of the Initial Wireless Merger Stock."

      Except as set forth herein, all other terms and provisions of the Merger Agreement remain unchanged and in full force and effect.

      The undersigned indicates its acceptance to the foregoing amendment to the Merger Agreement by its execution of this letter agreement below.

                                    Wireless Synergies, Inc.


                                    By:
                                           -------------------------------------
                                    Name:  Benjamin Hansel
                                    Title: President and Secretary

The undersigned each indicate its acceptance to the foregoing amendment to the Merger Agreement by its execution of this letter agreement below.

2KSounds, Inc.

By:
       -------------------------------------
Name:  John Guidon
Title: President and Secretary


SELLING STOCKHOLDERS:



----------------------------
John Guidon



----------------------------
Michael Blakey



----------------------------
Bruce Gladstone

The undersigned indicates its acceptance to the foregoing amendment to the Merger Agreement by its execution of this letter agreement below.

                                                2K MERGER CO., INC.


                                        By:
                                               ---------------------------------
                                        Name:  Benjamin Hansel
                                        Title: President and Secretary